Exhibit 99.1

Concrete Pumping Holdings Announces Commencement of Exchange Offer and Consent Solicitation Relating to Outstanding Warrants

DENVER, CO, April 1, 2019 — Concrete Pumping Holdings, Inc. (Nasdaq: BBCP) (“CPH” or the “Company”) today announced that it has commenced an exchange offer (the “Offer”) and consent solicitation (the “Consent Solicitation”) relating to its publicly traded warrants and private placement warrants (together, the “warrants”) to purchase shares of its common stock. The purpose of the Offer and Consent Solicitation is to simplify CPH’s capital structure and reduce the potential dilutive impact of the warrants, thereby providing CPH with more flexibility for financing its operations in the future.

CPH is offering to all holders of its public warrants the opportunity to receive 0.2105 shares of common stock in exchange for each public warrant tendered and 0.1538 shares of common stock in exchange for each private placement warrant tendered. Pursuant to the Offer, CPH is offering up to an aggregate of 6,548,680 shares of its common stock in exchange for the warrants.

Pursuant to, and subject to conditions set forth in, a tender and support agreement described in the Prospectus/Offer to Exchange relating to the Offer and Consent Solicitation, an affiliate of Argand Partners, LP that holds approximately 97.5% of the private placement warrants has agreed to tender its private placement warrants pursuant to the Offer.

The offering period will continue until 11:59 p.m., Eastern Daylight Time, on April 26, 2019, or such later time and date to which CPH may extend, as described in the Schedule TO and Prospectus/Offer to Exchange (the “Expiration Date”). Tendered warrants may be withdrawn by holders at any time prior to the Expiration Date. CPH’s obligation to complete the Offer is not conditioned on the tender of a minimum amount of warrants.

Concurrently with the Offer, CPH is also soliciting consents from holders of the public warrants to amend (the “Warrant Amendment”) the warrant agreement that governs all of the warrants to permit CPH to require that each warrant outstanding upon the closing of the Offer be converted into 0.1895 shares of common stock, which is a ratio 10% less than the exchange ratio applicable to the Offer. The Consent Solicitation is conditioned upon receiving the consent of holders of at least 65% of the outstanding public warrants (which is the minimum number required to amend the warrant agreement). Holders of the private placement warrants will not participate in the consent solicitation.

The Offer and Consent Solicitation are being made pursuant to a Prospectus/Offer to Exchange, dated April 1, 2019, and Schedule TO, dated April 1, 2019, each of which have been filed with the U.S. Securities and Exchange Commission (“SEC”) and more fully set forth the terms and conditions of the Offer and Consent Solicitation.

CPH’s common stock is listed on The Nasdaq Capital Market under the symbol “BBCP,” and CPH’s public warrants are quoted on the OTC Pink marketplace maintained by OTC Market Groups, Inc. under the symbol “BBCPW.” As of March 29, 2019, 23,000,000 public warrants and 11,100,000 private placement warrants were outstanding.

CPH has engaged UBS Investment Bank as the Dealer Manager for the Offer and Consent Solicitation. Any questions or requests for assistance concerning the Offer and Consent Solicitation may be directed to UBS Investment Bank at (212) 713-2626. Morrow Sodali LLC has been appointed as the Information Agent for the Offer and Consent Solicitation, and Continental Stock Transfer & Trust Company has been appointed as the Exchange Agent.

Important Additional Information Has Been Filed with the SEC

Copies of the Schedule TO and Prospectus/Offer to Exchange will be available free of charge at the website of the SEC at www.sec.gov. Requests for documents may also be directed to UBS Investment Bank at (212) 713-2626. A registration statement on Form S-4 relating to the securities to be issued in the Offer has been filed with the SEC but has not yet become effective. Such securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.

This announcement is for informational purposes only and shall not constitute an offer to purchase or a solicitation of an offer to sell the warrants or an offer to sell or a solicitation of an offer to buy any shares of common stock in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. The Offer and Consent Solicitation are being made only through the Schedule TO and Prospectus/Offer to Exchange, and the complete terms and conditions of the Offer and Consent Solicitation are set forth in the Schedule TO and Prospectus/Offer to Exchange.

Holders of the warrants are urged to read the Schedule TO and Prospectus/Offer to Exchange carefully before making any decision with respect to the Offer and Consent Solicitation because they contain important information, including the various terms of, and conditions to, the Offer and Consent Solicitation.

None of CPH, any of its management or its board of directors, or the Information Agent, the Exchange Agent or the Dealer Manager makes any recommendation as to whether or not holders of warrants should tender warrants for exchange in the Offer or consent to the Warrant Amendment in the Consent Solicitation.

About Concrete Pumping Holdings, Inc.

CPH is the leading provider of concrete pumping services and concrete waste management services in the U.S. and the U.K., operating under the only established, national brands in both geographies (Brundage-Bone for concrete pumping and Eco-Pan for waste management services in the U.S. and Camfaud in the U.K.). The Company’s large fleet of specialized pumping equipment and trained operators position it to deliver concrete placement solutions that facilitate substantial labor cost savings to customers, shorten concrete placement times, enhance worksite safety and improve construction quality. CPH is also the leading provider of concrete waste management services in the U.S., operating under the only established, national brand – Eco-Pan. Highly complementary to its core concrete pumping service, Eco-Pan provides a full-service, cost-effective, regulatory-compliant solution to manage environmental issues caused by concrete washout. As of October 31, 2018, CPH provides concrete pumping services in the U.S. from a footprint of 80 locations across 22 states, concrete pumping services in the U.K. from 28 locations, and route-based concrete waste management services from 14 locations in the U.S.

Forward-Looking Statements

This press release contains “forward-looking statements,” as defined by federal securities laws, including statements regarding the expected timing of the Offer and Consent Solicitation. Forward-looking statements reflect CPH’s current expectations and projections about future events at the time, and thus involve uncertainty and risk. The words “believe,” “expect,” “anticipate,” “will,” “could,” “would,” “should,” “may,” “plan,” “estimate,” “intend,” “predict,” “potential,” “continue,” and the negatives of these words and other similar expressions generally identify forward looking statements. Such forward-looking statements are subject to various risks and uncertainties, including those described under the section entitled “Risk Factors” in CPH’s Registration Statement on Form S-4, filed April 1, 2019, as such factors may be updated from time to time in CPH’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in CPH’s filings with the SEC. While forward-looking statements reflect CPH’s good faith beliefs, they are not guarantees of future performance. CPH disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this press release, except as required by applicable law. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to CPH (or to third parties making the forward-looking statements).

Contact:

Liolios, Investor Relations

Cody Slach

1-949-574-3860

BBCP@liolios.com